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                                                                    EXHIBIT 23.2
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                             ACCOUNTANTS' CONSENT
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The Board of Directors
Railroad Financial Corporation:

We consent to the use of our report included herein and incorporated herein by reference and to the reference to our firm under the headings "Experts" and "Independent Accountants" in the prospectus. Our report refers to a change in the method of accounting for certain investments in debt and equity securities in 1993 and to a change in the method of accounting for income taxes in 1992.


                                              /s/ KPMG Peat Marwick LLP

                                              KPMG Peat Marwick LLP



Wichita, Kansas
June 23, 1995